Exhibit 10.11

PERSONAL GUARANTY

This PERSONAL GUARANTY (this “Guaranty”) is made as of the 18th day of August, 2026, by the undersigned (the “Guarantor”) for the benefit of Ault Capital Group, Inc., a Nevada corporation, and its successors and assigns (the “Lender”).

W I T N E S S E T H

WHEREAS, the Guarantor serves as the Chief Executive Officer of Ault & Company, Inc., a Delaware corporation (the “Borrower”).

WHEREAS, the Lender has agreed to extend credit to the Borrower through the making of loans in the principal amount of up to $15,000,000 pursuant to that certain Loan Agreement (the “Agreement”) pursuant to which Lender will, from time to time, be issued certain promissory notes (collectively, the “Notes”).

WHEREAS, as used herein, the term “Loan Documents” means, collectively, this Guaranty, the Agreement and the Notes.

NOW THEREFORE, to induce the Lender to extend credit to the Borrower pursuant to the Agreement and the Notes and for other good and valuable consideration, including, but not limited to, the consideration described in the recitals above, receipt of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1.       Upon the terms and subject to conditions hereinafter set forth, the Guarantor hereby guarantees the payment by the Borrower, when due, to the Lender under the Notes (the obligations under the Guaranty and the other Loan Documents, together with such reasonable and documented costs and expenses, collectively being herein called the “Obligations”). The foregoing guaranty shall be a continuing guaranty and shall remain in full force and effect until all of the Obligations of the Borrower hereby guaranteed are indefeasibly paid in full. The Guarantor’s obligations under this paragraph shall be reinstated and continued in full force and effect if at any time any payment received by the Lender in satisfaction of the Obligations referred to above is invalidated, declared to be fraudulent or preferentially set aside and/or required to be repaid by the Lender. Additional guarantors to this Guaranty may only be added with the consent of the Lender.

2.       This Guaranty is an absolute, unconditional, continuing guaranty of payment and not merely of collection; this Guaranty may be proceeded upon immediately upon non-payment (when due) of any of the Obligations without any prior action or proceeding against the Borrower. The obligations of the Guarantor hereunder shall not be released, discharged or otherwise affected by any amendment, change or modification to or of any of the Loan Documents. Upon any breach of this Guaranty, the Guarantor shall notify the Lender of such breach.

3.       The Guarantor hereby expressly waives, disclaims and relinquishes all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of sale, any requirement that the Lender exhaust any right, power or remedy or take any action against the Borrower, and other formalities of similar kind, and any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against the Guarantor. The obligations of the Guarantor hereunder are absolute and unconditional irrespective of the genuineness, legality, regularity or enforceability of any of the Loan Documents, or any other agreement, instrument or document contemplated therein or thereby.

4.       The Guarantor shall not assign his obligations hereunder to any other person without the written consent of the Lender, and any purported assignment in violation of this provision shall be void.

5.       This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws rules thereof. This Guaranty may not be modified, altered, or amended except by a writing signed by the Guarantor and consented to by the Lender.

6.       This Guaranty is intended to be, and is for the benefit of the Lender and may be relied on by the Lender, its successors and assigns. This Guaranty is a legal and binding obligation of the Guarantor and is enforceable by the Lender in accordance with its terms, except as limited by applicable law.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the day and year first above written.

GUARANTOR:

Milton C. Ault III

AGREED AND ACCEPTED:
Ault Capital Group, Inc.

By:
Name:	William B. Horne
Title:	Chief Executive Officer

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